As filed with the Securities and Exchange Commission on July 24, 2012	Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement Under
The Securities Act of 1933

EMPOWERED PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	27-0579647 (I.R.S. Employer Identification No.)

3367 West Oquendo Road, Las Vegas, NV 89118

(Address of principal executive offices)

(800) 929-0407

(Registrant’s telephone number, including area code)

Empowered Products, Inc. 2012 Omnibus Incentive Plan
(Full Title of the plans)

Copies to:
Michael J. Quinn, Esq.
CSC Services of Nevada, Inc.	Melissa A. Brown, Esq.
2215-B Renaissance Dr.	K&L Gates LLP
Las Vegas, NV 89118	10100 Santa Monica Blvd
(888) 921-8397	Seventh Floor
Los Angeles, CA 90067
(Name, address and telephone number of agent	Telephone: (310) 552-5000
for service)	Facsimile: (310) 552-5001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	5,000,000 shares	$1.01	$5,050,000	$578.73	(3)

(1)	This Registration Statement also covers an indeterminate number of shares of common stock of Empowered Products, Inc. (the “Registrant”) which may be issuable by reason of stock splits, stock dividends or similar transactions pursuant to Rule 416 of the Securities Act of 1933, as amended.

(2)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computation based upon the average of the bid and asked prices of the common stock as reported on the OTCBB on July 18, 2012.

(3)	Paid herewith.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information required by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission, (File No. 000-54661) are incorporated herein by reference:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on April 16, 2012;
•	The Registrant’s Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on April 16, 2012;
•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed on May 15, 2012;
•	The Registrant’s Current Report on Form 8-K (other than information furnished pursuant to Item 2.02 or Item 7.01 thereof) filed on April 20, 2012; and
•	The description of the Registrant’s common stock contained in the registrant’s Registration Statement on Form 8-A filed with the SEC on April 18, 2012 (File No. 000-54661), including any amendments or reports filed for the purpose of updating such description.

The Registrant incorporates by reference the documents listed above and any documents subsequently filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment, except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

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Item 6.  Indemnification of Directors and Officers.

The Registrant’s Articles of Incorporation provide for the indemnification of its officers, directors employees and agents to the fullest extent permitted by the Nevada Revised Statutes, as amended from time to time.  Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes is proper in a specific case must be made by: (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

The Registrant’s bylaws provide for the indemnification of the Registrant’s directors to the fullest extent permitted by the Nevada General Corporation Law. The Registrant’s bylaws further provide that the Registrant’s Board of Directors has discretion to indemnify the Registrant’s employees and agents. The Registrant is required to advance, prior to the final disposition of any proceeding, on request, all expenses incurred by any director or executive officer in connection with that proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Registrant.  If the Registrant fails to pay any written claim for indemnification within sixty (60) days after its receipt of a written claim (except for claims for advancement of expenses which period is twenty (20) days after receipt of such claim), the indemnitee may bring suit against the Registrant to recover an advancement of expenses and shall be entitled to be paid the expense of prosecuting or defending such suit.

In addition, the Registrant’s Articles of Incorporation provide that no director or officer of the Registrant shall have any personal liability to the Registrant or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

The Registrant has been advised that in the opinion of the Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  In the event a claim for indemnification against such liabilities (other than the Registrant’s payment of expenses incurred or paid by its director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant may enter into indemnification agreements with each of its directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Nevada law, and that may provide additional procedural protection.  The Registrant has not entered into any indemnification agreements with its directors or officers, but may choose to do so in the future.  Such indemnification agreements may require the registrant, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of the Registrant’s directors, officers or employees in which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

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Item 8. Exhibits.

See Index to Exhibits.

Item 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 23rd day of July, 2012.

EMPOWERED PRODUCTS, INC.

By:	/s/ Scott Fraser
Scott Fraser, President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Empowered Products, Inc., do hereby constitute and appoint Scott Fraser as his true and lawful attorney-in-fact and agent, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Names	Title	Date
/s/ Scott Fraser	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 23, 2012
Scott Fraser

/s/ Kurt Weber	Controller (Principal Financial and Accounting Officer)	July 23, 2012
Kurt Weber

/s/ Suzanne Fischer	Secretary and Director	July 23, 2012
Suzanne Fischer

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EXHIBIT INDEX

Exhibit Number
5.1	Opinion of Esquire Consulting, Inc.
10.1	Empowered Products, Inc. 2012 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed with the SEC on April 20, 2012).
10.1(a)	Form of Stock Option Agreement for. 2012 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1(a) of Registrant’s Current Report on Form 8-K filed with the SEC on April 20, 2012).
10.1(b)	Form of Restricted Stock Award Agreement for 2012 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1(b) of Registrant’s Current Report on Form 8-K filed with the SEC on April 20, 2012).
10.1(c)	Form of Restricted Stock Unit Award Agreement for 2012 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1(c) of Registrant’s Current Report on Form 8-K filed with the SEC on April 20, 2012).
10.1(d)	Form of Stock Appreciate Right Award Agreement for 2012 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1(d) of Registrant’s Current Report on Form 8-K filed with the SEC on April 20, 2012).
23.1	Consent of PKF Certified Public Accountants.
23.2	Consent of Esquire Consulting, Inc. (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).

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